Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                          For the Month of July 1998
                     Distribution Date of August 20, 1998
                           Servicer Certificate #39

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $56,826,065.47
Beginning Pool Factor                                           0.1337464

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,802,395.26
     Interest Collected                                       $516,345.54

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $75,478.05
Total Additional Deposits                                      $75,478.05

Repos / Chargeoffs                                             $49,392.39
Aggregate Number of Notes Charged Off                                  34

Total Available Funds                                       $5,034,239.71

Ending Pool Balance                                        $52,334,256.96
Ending Pool Factor                                              0.1231744

Servicing Fee                                                  $47,355.05

Repayment of Servicer Advances                                $359,979.14

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,146,919.10
     Target Percentage                                               6.00%
     Target Balance                                         $3,140,055.42
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($224,454.18)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.382%
Current Weighted Average Remaining Term (months):                   16.87

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days             $604,570.84       410
                                31 - 60 days            $188,242.71       145
                                60+  days                $92,694.79        40

     Total:                                             $885,508.34       440

     Balances:                  60+  days               $339,399.46        40

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $41,230.86
+    Excess Serv.                                       $183,223.32
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,146,919.10

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of July 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%             3.50%
     Coupon                                                                 5.900%             6.550%            6.850%

Beginning Pool Balance                          $56,826,065.47
Ending Pool Balance                             $52,334,256.96

Collected Principal                              $4,442,416.12
Collected Interest                                 $516,345.54
Charge - Offs                                       $49,392.39
Liquidation Proceeds / Recoveries                   $75,478.05
Servicing                                           $47,355.05
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $4,986,884.66

Beginning Balance                               $56,826,065.47              $0.00     $50,117,178.17     $6,708,887.30

Interest Due                                       $311,852.83              $0.00        $273,556.26        $38,296.57
Interest Paid                                      $311,852.83              $0.00        $273,556.26        $38,296.57
Principal Due                                    $4,491,808.51              $0.00      $4,334,595.21       $157,213.30
Principal Paid                                   $4,491,808.51              $0.00      $4,334,595.21       $157,213.30

Ending Balance                                  $52,334,256.96              $0.00     $45,782,582.96     $6,551,674.00
Note / Certificate Pool Factor                                             0.0000             0.1387            0.4403
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,803,661.34              $0.00      $4,608,151.47       $195,509.87

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $183,223.32
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,146,919.10
(Release) / Draw                                  ($224,454.18)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of July 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                   4                   3                   2                  1
                                         Mar-98              Apr-98             May-98              Jun-98              Jul-98
Beginning Pool Balance              $79,351,205.60      $72,583,996.78     $66,167,079.84      $61,339,561.62      $56,826,065.47

A)   Loss Trigger:
Principal of Contracts Charged Off      $46,251.49          $26,014.00         $77,369.90          $59,236.11          $49,392.39
Recoveries                             $184,312.69         $846,903.13        $198,574.51         $171,389.27          $75,478.05

Total Charged Off (Months 5, 4, 3)     $149,635.39
Total Recoveries (Months 3, 2, 1)      $445,441.83
Net Loss / (Recoveries) for 3 Mos     ($295,806.44)(a)

Total Balance (Months 5, 4, 3)     $218,102,282.22 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.6275%

Trigger:  Is Ratio > 1.5%                       No
                                                                                May-98              Jun-98              Jul-98

B)   Delinquency Trigger:                                                     $608,099.63         $565,953.93         $339,399.46
     Balance delinquency 60+ days                                                0.91904%            0.92266%            0.59726%
     As % of Beginning Pool Balance                                              0.86061%            0.92508%            0.81298%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer